Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated May 31, 2024, relating to the financial statement of 21Shares Core Ethereum ETF, as of May 31, 2024, and to the references to our firm under the heading “Experts” in such Registration Statement.

Cohen & Company, Ltd.

Hunt Valley, Maryland

July 8, 2024

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board